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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statement Nos. 333-36563, 333-60167, 333-44137, 333-67885, 333-76223, 333-83521, 333-83523, and
333-30644 on Form S-3 and Nos. 333-12747, 333-08990 and 333-30304 on Form S-8 of
Tera Computer Company of our report dated February 4, 2000 (March 1, 2000 as to
Note 12), which expresses an unqualified opinion and includes an explanatory paragraph describing an uncertainty about the Company's ability to continue as a going-concern, included in this Annual Report on Form 10-K of Tera Computer Company for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP
Seattle, Washington
March 30, 2000